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                              ______________, 1996



                                  [LETTERHEAD]





Board of Directors
Alpha Microsystems
2722 South Fairview Street
Santa Ana, California  92704

       Re: Registration Statement on Form S-8 of Alpha Microsystems With Respect to 1993 Employee Stock Option Plan, 1996 Nonemployee Director Stock Compensation Plan and Employee Stock Purchase Plan

Gentlemen:

                 We have acted as counsel in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of an aggregate of 825,000 shares of Common Stock, no par value (the "Shares"), of Alpha Microsystems, a California corporation (the "Company"). 375,000 of the Shares are issuable upon the exercise of nonstatutory stock options and incentive stock options granted under the Company's 1993 Employee Stock Option Plan, as amended (collectively, the "Stock Option Plan"), 100,000 of the Shares are issuable to nonemployee directors who elect to receive shares of common stock of the Company in lieu of cash compensation paid for service on the Board of Directors in accordance with the terms of the Company's 1996 Nonemployee Director Stock Compensation Plan (the "Compensation Plan"), and 350,000 of the Shares are issuable to certain eligible employees who elect to purchase shares of common stock of the Company through payroll deductions in accordance with the Company's Employee Stock Purchase Plan (the "Purchase Plan", and collectively with the Stock Option Plan and the Compensation Plan, the "Plans").




                                   EXHIBIT 5
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                 We have examined originals or copies certified or otherwise identified to our satisfaction as being true copies of such corporate records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

                 On the basis of the foregoing, and in reliance thereon and based on our consideration of such other matters of fact and questions of law as we have deemed relevant in the circumstances, we are of the opinion that, subject to compliance with applicable state securities and "Blue Sky" laws, the Shares will be, when issued in accordance with the terms and conditions of the respective Plan, validly issued, fully paid and non-assessable.

                 We consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8 covering the Shares.



                                            Very truly yours,




                                            /s/ ALLEN, MATKINS, LECK
                                                GAMBLE & MALLORY LLP

                                            ALLEN, MATKINS, LECK,
                                            GAMBLE & MALLORY LLP





                                   EXHIBIT 5
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